JONATHAN D. LEINWAND, P.A.

18305 BISCAYNE BLVD.
SUITE 200
AVENTURA, FL 33160
TEL: (954) 903-7856
FAX: (954) 252-4265

E-MAIL: JONATHAN@JDLPA.COM

March 24, 2022

OTC Markets Group, LLC
300 Vesey Street, 12th Floor
New York, NY 10282

Re: GiveMePower Corp.
Opinion of Counsel regarding Adequate Current Information

Dear Sir or Madam:

This firm has acted as legal counsel for **GiveMePower Corp.** ("***Company***") and has been retained for the purpose of preparing this Opinion of Counsel, applying the applicable laws of the United States, regarding its corporate operations and level of disclosure of corporate information with regard to the Pink OTC Markets Disclosure Guidelines.

In the course of preparing this opinion, counsel has reviewed the following documents relating to the Company (together with the date they were posted through the OTC Disclosure and News Service, if applicable):

FORM TYPE	RECEIVED	PERIOD END DATE
8-K	01/24/2022	12/30/2021
10-Q/A	12/17/2021	09/30/2021
10-Q	11/16/2021	09/30/2021
NT 10-Q	11/15/2021	09/30/2021
10-Q/A	11/01/2021	06/30/2021
10-Q	08/25/2021	06/30/2021
NT 10-Q	08/16/2021	06/30/2021
EFFECT	08/12/2021	
S-1/A	08/02/2021	
S-1/A	07/21/2021	

Counsel has also examined other related corporate information as necessary and information provided by the Company's management for the purposes of this letter.

Additionally, counsel has personally conferred with Frank I Igwealor, CEO and director, Patience Ogbozor, director, Dr. Solomon Mbagwu, MD, director, and Bishop Christopher E. Milton, director to discuss the information contained in the Company's disclosure statements.

The opinions and conclusions contained in this Opinion Letter are based upon documentation and facts made available to this firm by the Company and are solely based on the accuracy of those documents and facts. Further, counsel has reviewed the above listed disclosures filed by the Company with the US Securities and Exchange Commission. All such information is believed to be accurate and reliable. In the event that the facts and information in any or all of such documents are determined not to be true, this opinion is rescinded to and to be deemed null and void. Counsel has discussed the above documentation, and the underlying assumptions this firm is relying upon, with the management of the corporation.

The Company has 50,000,000 (Fifty Million) authorized common shares and 10,000,000 (Ten Million) authorized Preferred Shares of which: 42,724,687 shares of common stock and 1,000,001 shares of Preferred Stock are issued and outstanding as of the date hereof. The Company's fiscal year end is December 31.

The party responsible for the preparation of the unaudited financial statements of the Company is Frank I. Igwealor. Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant.

The Company's independent auditor is M. S. Madhava Rao, Chartered Accountant, who is registered with the PCAOB

The Company's Transfer Agent is:

Pacific Stock Transfer Co.
6725 Via Austi Parkway
Suite 300
Las Vegas, NV 89119

An inquiry to the transfer agent was the source of confirmation of the Company's shares outstanding. Additionally, a search of the SEC's EDGAR system confirmed that Pacific Stock Transfer is a transfer agent registered with the SEC.

Further, to inquiry of management and directors of the corporation, to the best of this firm's knowledge, neither the Company nor any person or entity holding at least five percent (5%) of the corporation's stock is currently under investigation by any federal or state regulatory authority for any violation of federal or state securities law.

The Company asserts that it is not a shell company as defined in Rules 405 of the Securities Act of 1933 and 12b-2 of the Securities Exchange Act of 1934, nor is it an investment company that would be required to be registered under the Investment Company Act of 1940

Additionally, we have made an inquiry with regard to the sale and ownership of the Company's securities by the persons set forth on Exhibit A, being all of the persons of the type identified in Item 16 of Exhibit B of OTC Market's Attorney Letter Guidelines.

Counsel has made specific inquiry of each of the persons listed on Exhibit A, persons engaged in promotional activities regarding the Issuer, and persons owning more than five percent (5%) of the Company's securities (collectively, the "***Insiders***"), and based upon such inquiries and other information available to counsel, there have been no sales of any of the Company's securities by any of the Insiders, and nothing has come to the attention of counsel indicating that any of the Insiders has made any purchase or sale of the Company's securities based upon any material non-public information regarding the Issuer or the Securities that would prohibit any of them from buying or selling the Securities under Rules 10b-5 or 10b5-1 under the Exchange Act.

No person or entity other than OTC Markets is entitled to rely upon this opinion. OTC Markets, however, is granted full and complete permission and rights to publish this document via the OTC Disclosure and News Service for viewing by the general public and regulators. The public and OTC Markets Group may rely on the above in determining whether the Company has made adequate current information publicly available within the meaning of Rule 144(c)(2) of the Securities Act of 1933. The information which has been posted via OTC Disclosure and News Service constitutes adequate current public information, is available within the meaning of S.E.C. Rule 144(c)(2) of the Securities Act, includes all the information that a broker-dealer would be required to obtain from an issuer in order to publish a quotation for its securities pursuant to Rule 15c2-11 under the Securities Exchange Act of 1934, and complies as to form with the OTC Markets Guidelines for Providing Adequate Current Information.

The author of this letter has been admitted to practice in the State of Florida and is resident of the United States. The opinions expressed herein are in reference to the laws of the United States. Counsel is permitted to practice before the Securities and Exchange Commission and has not been prohibited from practice before the Commission, nor has been so at any time during the last 5 years. Counsel is not currently under investigation by any federal or state regulatory authority. Counsel does not own any of the Company's securities and has no agreement to receive any of the Company's securities in the future.

Very Truly Yours,
JONATHAN D. LEINWAND, P.A.

By: ______________________
Jonathan D. Leinwand, Esq.

EXHIBIT A

Frank I Igwealor

Direct Ownership

Number of Shares Owned:	10,000,000 Common Shares
Date Issued:	March 31, 2021
Restrictions:	Restricted
Consideration:	Bonus
Sales of Securities:	None

Indirect Ownership

Direct Owner:	Goldstein Franklin, Inc.
Number of Shares Owned:	1 Share Series A Preferred Stock
Date Issued:	December 31, 2019
Restrictions:	Restricted
Consideration:	$38,000
Sales of Securities:	None

Direct Owner:	Kid Castle Educational Corporation
Number of Shares Owned:	1,000,000 Shares Series B Preferred Stock
Date Issued:	September 16, 2020
Restrictions:	Restricted
Consideration:	Sale of Community Economic Development Capital
Sales of Securities:	None

Bishop Christopher E. Milton No Shares owned and none sold.

Dr. Solomon Mbagwu, MD No Shares owned and none sold.

Patience Ogbozor No Shares owned and none sold.

Poverty Solutions Inc.

Ambrose O. Egbuonu, Executive Director, and Chairperson Board of Directors

Number of Shares Owned:	5,000,000 Common Shares
Date Issued:	March 31, 2021
Restrictions:	Restricted
Consideration:	$20,000
Sales of Securities:	None (Shares registered for resale pursuant to Form S-1 declared effective on August 12, 2021)